Exhibit 23.1

CONSENT OP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2005, except for Note 2 and Note 23 as to which the date is May 26, 2005, relating to the financial statements and financial statement schedule of ev3 LLC, which appear in ev3 Inc.’s Registration Statement on Form S-l (No. 333- 123851), as amended.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

January 9, 2006